    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29,1997
                                                      REGISTRATION NO. 333-27647

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                       POST EFFECTIVE AMENDMENT NO. 1 TO
                        FORM S-4 REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                             MCLEODUSA INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
        DELAWARE                     4813                    42-1407240
                               (PRIMARY STANDARD          (I.R.S. EMPLOYER
     (STATE OR OTHER              INDUSTRIAL           IDENTIFICATION NUMBER)
     JURISDICTION OF          CLASSIFICATION CODE
    INCORPORATION OR                NUMBER)
      ORGANIZATION)
                           MCLEODUSA TECHNOLOGY PARK
                        6400 C STREET, SW, P.O. BOX 3177
                          CEDAR RAPIDS, IA 52406-3177
                                 (319) 364-0000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                                CLARK E. MCLEOD
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             MCLEODUSA INCORPORATED
                           MCLEODUSA TECHNOLOGY PARK
                        6400 C STREET, SW, P.O. BOX 3177
                          CEDAR RAPIDS, IA 52406-3177
                                 (319) 364-0000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                   COPIES TO:

                         JOSEPH G. CONNOLLY, JR., ESQ.
                             NANCY J. KELLNER, ESQ.
                             HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20004
                                 (202) 637-5600

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        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     As soon as practicable after the effective date of this Post Effective
                                   Amendment.

                               ----------------

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

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

                               EXPLANATORY NOTE

This Post Effective Amendment No. 1 is being filed to add a sticker supplement to the Prospectus dated July 28, 1997 relating to the offer to exchange all outstanding 10 1/2% Senior Discount Notes Due March 1, 2007 for 10 1/2% Senior Discount Notes Due March 1, 2007 which are registered herein (the "Exchange Offer"). Although the Exchange Offer expired on August 29, 1997, under certain circumstances, the Prospectus may be utilized to satisfy certain prospectus delivery requirements. The sticker supplement provides for the incorporation by reference of certain Securities Exchange Act of 1934, as amended (the "Exchange Act"), periodic reports, including reports filed subsequent to the filing of this post effective amendment.

     Supplement Dated December 29, 1997 to Prospectus dated July 28, 1997

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by McLeodUSA Incorporated (the "Company") (File No. 0-20763) with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby are incorporated by reference in this Prospectus.

  1. The Company's Quarterly Reports on Form 10-Q for the periods ended June 30, 1997 and September 30, 1997, filed with the Commission pursuant to the Exchange Act, including all amendments thereto.

  2. The Company's Current Report on Form 8-K dated October 9, 1997 filed with the Commission pursuant to the Exchange Act, including all amendments thereto.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Supplement and prior to the termination of any offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (each such document being hereinafter referred to as an "Incorporated Document"). Any statement contained in this Prospectus shall be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the Incorporated Documents (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to McLeodUSA Incorporated, McLeodUSA Technology Park, 6400 C Street, SW, P.O. Box 3177, Cedar Rapids, IA 52406-3177, telephone number: (319) 364-0000, Attention:
General Counsel.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 22. UNDERTAKINGS


  Item 22 is supplemented to include the following undertaking:

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of Securities Act, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, Iowa, on this 29th day of December, 1997.

                                          McLeodUSA Incorporated


                                          By:  /s/ Clark E. McLeod
                                              ----------------------------------
                                              CLARK E. MCLEOD CHAIRMAN AND CHIEF
                                                   EXECUTIVE OFFICER

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons, in the capacities indicated below, on this 29th day of December, 1997.

                SIGNATURE                                   TITLE
                ---------                                   -----

           /s/ Clark E. McLeod                Chairman, Chief Executive
-------------------------------------          Officer and Director (Principal
             CLARK E. MCLEOD                   Executive Officer)

          /s/ Richard A. Lumpkin              Vice Chairman and Director
-------------------------------------
            RICHARD A. LUMPKIN

                    *                         President, Chief Operating
-------------------------------------          Officer and Director
             STEPHEN C. GRAY

                    *                         Chief Financial Officer,
-------------------------------------          Executive Vice President,
           BLAKE O. FISHER, JR.                Corporate Administration,
                                               Treasurer and Director
                                               (Principal Financial Officer)

           /s/ Robert J. Currey               Group President,
-------------------------------------          Telecommunications Services and
             ROBERT J. CURREY                  Director

                    *                         Vice President, Finance,
-------------------------------------          Corporate Controller and
            JOSEPH H. CERYANEC                 Principal Accounting Officer
                                               (Principal Accounting Officer)

                    *                         Director
-------------------------------------
         RUSSELL E. CHRISTIANSEN

                    *                         Director
-------------------------------------
            THOMAS M. COLLINS

                    *                         Director
-------------------------------------
              PAUL D. RHINES

                    *                         Director
-------------------------------------
                 LEE LIU

*By:      /s/ Clark E. McLeod
     --------------------------------
              Clark E. McLeod
             Attorney-in-Fact

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